Exhibit 2.30

EXECUTION VERSION

AMENDMENT NO. 3

Dated as of December 20, 2018

to

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of January 17, 2013

THIS AMENDMENT No. 3 (this “Amendment”) dated as of December 20, 2018 is entered into by and between NMC FUNDING CORPORATION, a Delaware corporation, as Purchaser (the “Purchaser”) and NATIONAL MEDICAL CARE, INC., a Delaware corporation, as Seller (the “Seller”).

PRELIMINARY STATEMENTS

A.                                    The Purchaser and the Seller are parties to that certain Second Amended and Restated Receivables Purchase Agreement dated as of January 17, 2013 (as amended or otherwise modified prior to the date hereof, the “RPA”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the RPA.

B.                                    The Purchaser and the Seller have agreed to amend the RPA on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments.

1.1                               Section 2.7 of the RPA is hereby amended by replacing such section in its entirety with the following:

Section 2.7 Addition and Removal of Transferring Affiliates. (a) If (i) one or more direct or indirect wholly-owned Subsidiaries of the FMCH (other than the Transferring Affiliates) now owned or hereafter acquired, is primarily engaged in the same business as is conducted on the date hereof by FMCH and the Transferring Affiliates or (ii) FMCH reorganizes its corporate structure such that facilities generating Receivables on the date hereof (or acquired as contemplated by clause (i)) are owned by one or more additional direct or indirect wholly-owned Subsidiaries of the FMCH, any or all of the wholly-owned subsidiaries referred to in clauses (i) and (ii) may, with the prior written consent of the Purchaser and the Agent (which consent shall not be unreasonably withheld or delayed), become Transferring Affiliates under this Agreement upon delivery to the Purchaser and the Agent of (x) counterparts of the Transferring Affiliate Letter duly executed by such subsidiary or subsidiaries and (y) the documents relating to such subsidiary or subsidiaries of the kind delivered by or on behalf of the Transferring Affiliates pursuant to Section 4.1, together with such other instruments, documents and agreements as either the Purchaser or the Agent may reasonably request in connection therewith.

(b)                                 If any existing Transferring Affiliate wishes to be removed as a party to the Transferring Affiliate Letter, such existing Transferring Affiliate shall be removed as a Transferring Affiliate under this Agreement simultaneously with, and subject to the satisfaction of the conditions required for, its removal as a Transferring Affiliate under the Transferring Affiliate Letter and the TAA pursuant to Section 2.15 of the TAA.

(c)                                  Upon the addition or removal of any Transferring Affiliate pursuant to subsection (a) or (b) above, as applicable, the provisions of this Agreement, including Exhibit J, shall, without further act or documentation, be deemed amended, and in the case of any such Subsidiary being added as a Transferring Affiliate, to apply to any such entity to the same extent as the same apply to the Transferring Affiliates as of the date hereof and the term “Transferring Affiliate” in this Agreement shall mean and refer to such entity as well as each then existing Transferring Affiliate.

1.2                               Exhibit F (List of Actions and Suits) of the RPA is hereby deleted and replaced with the new Exhibit F attached hereto as Exhibit 1.

1.3                               Exhibit G (Location of Records) of the RPA is hereby deleted and replaced with the new Exhibit G attached hereto as Exhibit 2.

1.4                               Exhibit H (List of Seller’s Subsidiaries, Divisions and Tradenames) of the RPA is hereby deleted and replaced with the new Exhibit H attached hereto as Exhibit 3.

1.5                               Exhibit I (Form of Transferring Affiliate Letter) of the RPA is hereby amended to insert at the end of such exhibit the form of Amendment No. 7 to the Transferring Affiliate Letter attached hereto as Exhibit 4.

1.6                               Exhibit J (List of Transferring Affiliates, Chief Executive Offices of Transferring Affiliates and Tradenames) of the RPA is hereby deleted and replaced with the new Exhibit J attached hereto as Exhibit 5.

SECTION 2. Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date hereof upon (i) the receipt by the Purchaser of counterparts of this Amendment duly executed by the Purchaser and the Seller, (ii) the effectiveness of Amendment No. 7 to the Amended and Restated Transferring Affiliate Letter of even date herewith among the Seller and each Transferring Affiliate and (iii) the effectiveness of

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Amendment No. 2 to the Seventh Amended and Restated Transfer and Administration Agreement of even date herewith among the Seller, the Purchaser, the Transferor, the Collection Agent, the Administrative Agents and the Agent.

SECTION 3. Covenants, Representations and Warranties of the Seller.

3.1                               Upon the effectiveness of this Amendment, the Seller hereby reaffirms all covenants, representations and warranties made by it in the RPA and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

3.2                               The Seller hereby represents and warrants that (i) this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms and (ii) upon the effectiveness of this Amendment, no Seller Default or Potential Seller Default shall exist under the RPA.

SECTION 4. Reference to and Effect on the RPA.

4.1                               Upon the effectiveness of this Amendment, each reference in the RPA to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the RPA as amended hereby, and each reference to the RPA in any other document, instrument and agreement executed and/or delivered in connection with the RPA shall mean and be a reference to the RPA as amended hereby.

4.2                               Except as specifically amended hereby, the RPA and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.3                               The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchaser or any of its assignees under the RPA or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart via facsimile or other electronic transmission shall be deemed delivery of an original counterpart.

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SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[The remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

NMC FUNDING CORPORATION,
as Purchaser

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	Senior Vice President & Treasurer

NATIONAL MEDICAL CARE, INC.,
as Seller

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	Senior Vice President & Treasurer

Signature Page

Amendment No. 3 to Second Amended and Restated Receivables Purchase Agreement

Exhibit 1

to Amendment

EXHIBIT F

To

SECOND AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

LIST OF ACTIONS AND SUITS

SECTION 3.1(g)

3.1(g)(i)                 Transferor:            None

3.1(g)(ii)                Affiliates:              The “Legal and Regulatory Matters” section of the most recent annual report on Form 20-F or report on Form 6-K for the quarter, as applicable, and such other Form 6-Ks referencing therein any actions, suits or proceedings, each as filed by Fresenius Medical Care AG & Co. KGaA (“FME KGaA” or the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934 is hereby incorporated by reference as if fully set forth herein.

Such filings can be found on the SEC website at the following link: https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001333141&owner=exclude&count=40&hidefilings=0

The following are excerpts from the report on Form 6-K of FME KGaA filed with the Securities and Exchange Commission on October 30, 2018 for the period ending September 30, 2018 (in thousands, except share and per share data):

Legal and Regulatory Matters

The Company is routinely involved in claims, lawsuits, regulatory and tax audits, investigations and other legal matters arising, for the most part, in the ordinary course of its business of providing health care services and products. Legal matters that the Company currently deems to be material or noteworthy are described below. For the matters described below in which the Company believes a loss is both reasonably possible and estimable, an estimate of the loss or range of loss exposure is provided. For the other matters described below, the Company believes that the loss probability is remote and/or the loss or range of possible losses cannot be reasonably estimated at this time. The outcome of litigation and other legal matters is always difficult to predict accurately and outcomes that are not consistent with the Company’s view of the merits can occur. The Company believes that it has valid defenses to the legal matters pending against it and is defending itself vigorously. Nevertheless, it is possible that the resolution of one or more of the legal matters currently pending or threatened could have a material adverse effect on its business, results of operations and financial condition.

On February 15, 2011, a whistleblower (relator) action under the False Claims Act against FMCH was unsealed by order of the United States District Court for the District of Massachusetts and served by the relator. United States ex rel. Chris Drennen v. Fresenius Medical Care Holdings, Inc., 2009 Civ. 10179 (D. Mass.). The relator’s complaint, which was first filed under seal in February 2009, alleged that FMCH sought and received reimbursement from government payors for serum ferritin and multiple forms of hepatitis B laboratory tests that were medically unnecessary or not properly ordered by a physician. Discovery on the relator’s complaint closed in May 2015. Although the United States initially declined to intervene in the case, the government subsequently changed position. On April 3, 2017, the court allowed the government to intervene with respect only to certain hepatitis B surface antigen tests performed prior to 2011, when Medicare reimbursement rules for such tests changed. The court has subsequently rejected government requests to conduct new discovery and to add counts to its complaint-in-intervention that would expand upon the relator’s complaint, but has allowed FMCH to take discovery against the government as if the government had intervened at the outset.

Beginning in 2012, the Company received certain communications alleging conduct in countries outside the U.S. that might violate the Foreign Corrupt Practices Act (“FCPA”) or other anti-bribery laws. Since that time, the Company’s Supervisory Board, through its Audit and Corporate Governance Committee, has conducted investigations with the assistance of independent counsel. In a continuing dialogue, the Company voluntarily advised the Securities and Exchange Commission (“SEC”) and the U.S. Department of Justice (“DOJ”) about these investigations, while the SEC and DOJ (collectively the “government” or “government agencies”) have conducted their own investigations, in which the Company has cooperated.

In the course of this dialogue, the Company identified and reported to the government, and has taken remedial actions including employee disciplinary actions with respect to, conduct that has resulted in the government agencies’ seeking monetary penalties or other sanctions against the Company under the FCPA or other anti-bribery laws. Such conduct or its remediation may impact adversely the Company’s ability to conduct business in certain jurisdictions.

The Company has substantially concluded its investigations and undertaken discussions toward a possible settlement with the government agencies that would avoid litigation over government demands related to certain identified conduct. These discussions are continuing and have not yet achieved an agreement; failure to reach agreement and consequent litigation with either or both government agencies remains possible. The discussions have revolved around possible bribery and corruption questions principally related to certain conduct in the Company’s products business in a number of countries.

The Company recorded a charge of €200,000 in the fourth quarter of 2017. The charge encompassed an estimate of the government agencies claims for profit disgorgement, as well as accruals for fines or penalties, certain legal expenses and other related costs or asset impairments. The Company increased the provision by €75,000 to reflect an understanding with the government agencies on the financial aspects of a potential settlement and an update of legal costs to continue with these discussions. Following this increase, which takes into account incurred and anticipated legal expenses, impairments and other costs, the provision totals €243,000 as of September 30, 2018. However, significant non-financial matters are still under discussion with the government and must be resolved to the Company’s satisfaction for a settlement to occur.

The Company continues to implement enhancements to its anti-corruption compliance program, including internal controls related to compliance with international anti-bribery laws. The Company continues to be fully committed to FCPA and other anti-bribery law compliance.

Personal injury litigation involving the Company’s acid concentrate product, labeled as Granuflo® or Naturalyte®, first arose in 2012 and was substantially resolved by settlement agreed in principle in February 2016 and consummated in November 2017, as previously disclosed. Remaining individual personal injury cases do not present material risk and discussion of them is therefore discontinued.

The Company’s affected insurers agreed to the settlement of the acid concentrate personal injury litigation and funded $220,000 of the settlement fund under a reciprocal reservation of rights encompassing certain coverage issues raised by insurers and the Company’s claims for indemnification of defense costs. The Company accrued a net expense of $60,000 in connection with the settlement, including legal fees and other anticipated costs.

Following entry into the settlement, the Company’s insurers in the AIG group and the Company each initiated litigation against the other relating to the AIG group’s coverage obligations under applicable policies. In the coverage litigation, the AIG group seeks to be indemnified by the Company for a portion of its $220,000 outlay; the Company seeks to confirm the AIG group’s $220,000 funding obligation, to recover defense costs already incurred by the Company, and to compel the AIG group to honor defense and indemnification obligations, if any, required for resolution of cases not participating in the settlement. As a result of decisions on issues of venue, the coverage litigation is proceeding in the New York state trial court for Manhattan. (National Union Fire Insurance v. Fresenius Medical Care, 2016 Index No. 653108 (Supreme Court of New York for New York County)).

Four institutional plaintiffs filed complaints against FMCH or its affiliates under state deceptive practices statutes resting on certain background allegations common to the GranuFlo®/NaturaLyte® personal injury litigation, but seeking as remedy the repayment of sums paid to FMCH attributable to the GranuFlo®/NaturaLyte® products. These cases implicate different legal standards, theories of liability and forms of potential recovery from those in the personal injury litigation and their claims were not extinguished by the personal injury litigation settlement described above. The four plaintiffs are the Attorneys General for the States of Kentucky, Louisiana and Mississippi and the commercial insurance company Blue Cross Blue Shield of Louisiana in its private capacity. State of Mississippi ex rel. Hood, v. Fresenius Medical Care Holdings, Inc., No. 14-cv-152 (Chancery Court, DeSoto County); State of Louisiana ex re. Caldwell and Louisiana Health Service & Indemnity Company v. Fresenius Medical Care Airline, 2016 Civ. 11035 (U.S.D.C. D. Mass.); Commonwealth of Kentucky ex rel. Beshear v. Fresenius Medical Care Holdings, Inc. et al., No. 16-CI-00946 (Circuit Court, Franklin County). A jury trial has been scheduled to begin in the Kentucky (Beshear) case on January 22, 2019.

The Company is not a party to a substantial adverse jury verdict and punitive damage award entered in Denver on June 27, 2018 against DaVita Healthcare Partners, Inc. (“DaVita”), involving DaVita’s own clinical management of the Company’s acid concentrate product. See, White v. DaVita Healthcare Partners, Inc., 2015 Civ. 02106 (U.S.D.C. Colorado).

In August 2014, FMCH received a subpoena from the United States Attorney for the District of Maryland inquiring into FMCH’s contractual arrangements with hospitals and physicians involving contracts relating to the management of in-patient acute dialysis services. FMCH is cooperating in the investigation.

In July 2015, the Attorney General for Hawaii issued a civil complaint under the Hawaii False Claims Act alleging a conspiracy pursuant to which certain Liberty Dialysis subsidiaries of FMCH overbilled Hawaii Medicaid for Liberty’s Epogen® administrations to Hawaii Medicaid patients during the period from 2006 through 2010, prior to the time of FMCH’s acquisition of Liberty. Hawaii v. Liberty Dialysis — Hawaii, LLC et al., Case No. 15-1-1357-07 (Hawaii 1st Circuit). The State alleges that Liberty acted unlawfully by relying on incorrect and unauthorized billing guidance provided to Liberty by Xerox State Healthcare LLC, which acted as Hawaii’s contracted administrator for its Medicaid program reimbursement operations during the relevant period. The amount of the overpayment claimed by the State is approximately $8,000, but the State seeks civil remedies, interest, fines, and penalties against Liberty and FMCH under the Hawaii False Claims Act substantially in excess of the overpayment. After prevailing on motions by Xerox to preclude it from doing so, FMCH is pursuing third-party claims for contribution and indemnification against Xerox. The State’s False Claims Act complaint was filed after Liberty initiated an administrative action challenging the State’s recoupment of alleged overpayments from sums currently owed to Liberty. The civil litigation and administrative action are proceeding in parallel. Trial in the civil litigation is scheduled for April 2019.

On August 31 and November 25, 2015, respectively, FMCH received subpoenas under the False Claims Act from the United States Attorneys for the District of Colorado and the Eastern District of New York inquiring into FMCH’s participation in and management of dialysis facility joint ventures in which physicians are partners. On March 20, 2017, FMCH received a subpoena in the Western District of Tennessee inquiring into certain of the operations of dialysis facility joint ventures with the University of Tennessee Medical Group, including joint ventures in which FMCH’s interests were divested to Satellite Dialysis in connection with FMCH’s acquisition of Liberty Dialysis in 2012. FMCH has cooperated in these investigations.

On September 26, 2018, the US Attorney for the Eastern District of New York declined to intervene on the qui tam complaint filed under seal in 2014 that gave rise to this investigation. CKD Project LLC v. Fresenius Medical Care, 2014 Civ. 6646 (E.D.N.Y. November 12, 2014). The court then unsealed the complaint, allowing the relator to serve and proceed on his own, but the complaint has not been served. FMCH understands that the US Attorney for Western District of Tennessee is no longer pursuing its investigation of FMCH. The District of Colorado investigation continues.

Beginning October 6, 2015, the United States Attorney for the Eastern District of New York (the “Brooklyn USAO”) and the Office of Inspector General of the United States Department of Health and Human Services (“OIG”) have investigated, through subpoenas issued under the False Claims Act, utilization and invoicing by the Company’s subsidiary Azura Vascular Care for a period beginning after the Company’s acquisition of American Access Care LLC (“AAC”) in October 2011. The Company has cooperated in the government’s inquiry. Allegations against AAC arising in districts in Connecticut, Florida and Rhode Island relating to utilization and invoicing were settled in 2015.

On October 22, 2018, the United States Attorney for the Southern District of New York (the “Manhattan USAO”) announced a False Claims Act settlement for up to $18,400 with Vascular Access Centers LP, a competitor of AAC and Azura. Simultaneously, related documents were unsealed, including the 2012 qui tam (whistleblower) complaint that gave rise to the investigation. Levine v. Vascular Access Centers, 2012 Civ. 5103 (S.D.N.Y.). That qui tam complaint names as defendants, among others in the dialysis industry, certain affiliates of the Company. At the present time, the Manhattan USAO has not intervened as against non-settling defendants and the relationship, if any, between the Brooklyn USAO investigation of Azura begun in 2015 and the Manhattan USAO’s Levine settlement is unclear.

On June 30, 2016, FMCH received a subpoena from the United States Attorney for the Northern District of Texas (Dallas) seeking information under the False Claims Act about the use and management of pharmaceuticals including Velphoro® as well as FMCH’s interactions with DaVita. The investigation encompasses DaVita, Amgen, Sanofi, and other pharmaceutical manufacturers and includes inquiries into whether certain compensation transfers between manufacturers and pharmacy vendors constituted unlawful kickbacks. The Company understands that this investigation is substantively independent of the $63,700 settlement by DaVita Rx announced on December 14, 2017 in the matter styled United States ex rel. Gallian v. DaVita Rx, 2016 Civ. 0943 (N.D. Tex.). FMCH is cooperating in the investigation.

On November 18, 2016, FMCH received a subpoena under the False Claims Act from the United States Attorney for the Eastern District of New York (Brooklyn) seeking documents and information relating to the operations of Shiel Medical Laboratory, Inc., which FMCH acquired in October 2013. In the course of cooperating in the investigation and preparing to respond to the subpoena, FMCH identified falsifications and misrepresentations in documents submitted by a Shiel salesperson that relate to the integrity of certain invoices submitted by Shiel for laboratory testing for patients in long term care facilities. On February 21,

2017, FMCH terminated the employee and notified the United States Attorney of the termination and its circumstances. The terminated employee’s conduct is expected to result in demands for the Company to refund overpayments and to pay related penalties under applicable laws, but the monetary value of such payment demands cannot yet be reasonably estimated.

On December 12, 2017, the Company sold to Quest Diagnostics certain Shiel operations that are the subject of this Brooklyn subpoena, including the misconduct reported to the United States Attorney. Under the sale agreement, the Company retains responsibility for the Brooklyn investigation and its outcome. The Company continues to cooperate in the ongoing investigation.

On December 14, 2016, the Center for Medicare & Medicaid Services (“CMS”), which administers the federal Medicare program, published an Interim Final Rule (“IFR”) titled “Medicare Program; Conditions for Coverage for End-Stage Renal Disease Facilities-Third Party Payment.” The IFR would have amended the Conditions for Coverage for dialysis providers, like FMCH and would have effectively enabled insurers to reject premium payments made by or on behalf of patients who received grants for individual market coverage from the American Kidney Fund (“AKF” or “the Fund”). The IFR could thus have resulted in those patients losing individual insurance market coverage. The loss of coverage for these patients would have had a material and adverse impact on the operating results of FMCH.

On January 25, 2017, a federal district court in Texas responsible for litigation initiated by a patient advocacy group and dialysis providers including FMCH preliminarily enjoined CMS from implementing the IFR. Dialysis Patient Citizens v. Burwell, 2017 Civ. 0016 (E.D. Texas, Sherman Div.). The preliminary injunction was based on CMS’ failure to follow appropriate notice-and-comment procedures in adopting the IFR. The injunction remains in place and the court retains jurisdiction over the dispute.

On June 22, 2017, CMS requested a stay of proceedings in the litigation pending further rulemaking concerning the IFR. CMS stated, in support of its request, that it expects to publish a Notice of Proposed Rulemaking in the Federal Register and otherwise pursue a notice-and-comment process. Plaintiffs in the litigation, including FMCH, consented to the stay, which was granted by the court on June 27, 2017.

On January 3, 2017, the Company received a subpoena from the United States Attorney for the District of Massachusetts under the False Claims Act inquiring into the Company’s interactions and relationships with the AKF, including the Company’s charitable contributions to the Fund and the Fund’s financial assistance to patients for insurance premiums. FMCH is cooperating in the investigation, which is part of a broader investigation into charitable contributions in the medical industry. The Company believes that the investigation revolves around conduct alleged to be unlawful in United Healthcare v. American Renal Associates, 2018 Civ. 10622 (D. Mass.), but believes that such unlawful conduct was not undertaken by the Company. On July 2, 2018, American Renal Associates announced that it had reached a settlement in principle of the United Healthcare litigation. The Company lacks information necessary to assess how the American Renal Associates settlement may impact the United States Attorney’s investigation.

In early May 2017, the United States Attorney for the Middle District of Tennessee (Nashville) issued identical subpoenas to FMCH and two subsidiaries under the False Claims Act concerning the Company’s retail pharmaceutical business. The investigation is exploring allegations related to improper inducements to dialysis patients to fill oral prescriptions through FMCH’s pharmacy service, improper billing for returned pharmacy products and other allegations similar to those underlying the $63,700 settlement by DaVita Rx in Texas announced on December 14, 2017. United States ex rel. Gallian, 2016 Civ. 0943 (N.D. Tex.). FMCH is cooperating in the investigation.

The Company received a subpoena dated December 11, 2017 from the United States Attorney for the Eastern District of California (Sacramento) requesting information under the False Claims Act concerning Spectra Laboratories, the Company’s affiliate engaged in laboratory testing for dialysis patients. The inquiry related to allegations that certain services or materials provided by Spectra to its outpatient dialysis facility customers constitute unlawful kickbacks. The Company cooperated in the investigation. On August 7, 2018, the United States Attorney declined to intervene on a qui tam complaint, which had been filed by an affiliate of industry competitor Ascend Laboratory and caused the investigation to be initiated. On September 4, the competitor/relator dismissed the complaint. Laboratory Research, LLC v. Spectra Laboratories, Inc., 2017 Civ. 1185 (E.D. Cal., June 7, 2017). No settlement discussions occurred and the Company gave no consideration for the dismissal.

From time to time, the Company is a party to or may be threatened with other litigation or arbitration, claims or assessments arising in the ordinary course of its business. Management regularly analyzes current information including, as applicable, the Company’s defenses and insurance coverage and, as necessary, provides accruals for probable liabilities for the eventual disposition of these matters.

The Company, like other healthcare providers, insurance plans and suppliers, conducts its operations under intense government regulation and scrutiny. It must comply with regulations which relate to or govern the safety and efficacy of medical products and supplies, the marketing and distribution of such products, the operation of manufacturing facilities, laboratories, dialysis clinics and other health care facilities, and environmental and occupational health and safety. With respect to its development, manufacture, marketing and distribution of medical products, if such compliance is not maintained, the Company could be subject to significant adverse regulatory actions by the U.S. Food and Drug Administration (“FDA”) and comparable regulatory authorities outside the U.S. These regulatory actions could include warning letters or other enforcement notices from the FDA, and/or comparable foreign regulatory authority which may require the Company to expend significant time and resources in order to implement appropriate corrective actions. If the Company does not address matters raised in warning letters or other enforcement notices to the satisfaction of the FDA and/or comparable regulatory authorities outside the U.S., these regulatory authorities could take additional actions, including product recalls, injunctions against the distribution of products or operation of manufacturing plants, civil penalties, seizures of the Company’s products and/or criminal prosecution. FMCH is currently engaged in remediation efforts with respect to one pending FDA warning letter. The Company must also comply with the laws of the United States, including the federal Anti-Kickback Statute, the federal False Claims Act, the federal Stark Law, the federal Civil Monetary Penalties Law and the federal Foreign Corrupt Practices Act as well as other federal and state fraud and abuse laws. Applicable laws or regulations may be amended, or enforcement agencies or courts may make interpretations that differ from the Company’s interpretations or the manner in which it conducts its business. Enforcement has become a high priority for the federal government and some states. In addition, the provisions of the False Claims Act authorizing payment of a portion of any recovery to the party bringing the suit encourage private plaintiffs to commence whistleblower actions. By virtue of this regulatory environment, the Company’s business activities and practices are subject to extensive review by regulatory authorities and private parties, and continuing audits, subpoenas, other inquiries, claims and litigation relating to the Company’s compliance with applicable laws and regulations. The Company may not always be aware that an inquiry or action has begun, particularly in the case of whistleblower actions, which are initially filed under court seal.

The Company operates many facilities and handles the personal data (“PD”) of its patients and beneficiaries throughout the United States and other parts of the world, and engages with other business associates to help it carry out its health care activities. In such a decentralized system, it is often difficult to maintain the desired level of oversight and control over the thousands of individuals employed by many affiliated companies and its business associates. On occasion, the Company or its business associates may experience a breach under the Health Insurance Portability and Accountability Act Privacy Rule and Security Rules, the EU’s General Data Protection Regulation and or other similar laws (“Data Protection Laws”) when there has been impermissible use, access, or disclosure of unsecured PD or when the Company or its business associates neglect to implement the required administrative, technical and physical safeguards of its electronic systems and devices, or a data breach that results in impermissible use, access or disclosure of personal identifying information of its employees, patients and beneficiaries. On those occasions, the Company must comply with applicable breach notification requirements.

The Company relies upon its management structure, regulatory and legal resources, and the effective operation of its compliance program to direct, manage and monitor the activities of its employees. On occasion, the Company may identify instances where employees or other agents deliberately, recklessly or inadvertently contravene the Company’s policies or violate applicable law. The actions of such persons may subject the Company and its subsidiaries to liability under the Anti-Kickback Statute, the Stark Law, the False Claims Act, Data Protection Laws, the Health Information Technology for Economic and Clinical Health Act and the Foreign Corrupt Practices Act, among other laws and comparable state laws or laws of other countries.

Physicians, hospitals and other participants in the healthcare industry are also subject to a large number of lawsuits alleging professional negligence, malpractice, product liability, worker’s compensation or related claims, many of which involve large claims and significant defense costs. The Company has been and is currently subject to these suits due to the nature of its business and expects that those types of lawsuits may continue. Although the Company maintains insurance at a level which it believes to be prudent, it cannot assure that the coverage limits will be adequate or that insurance will cover all asserted claims. A successful claim against the Company or any of its subsidiaries in excess of insurance coverage could have a material adverse effect upon it and the results of its operations. Any claims, regardless of their merit or eventual outcome, could have a material adverse effect on the Company’s reputation and business.

The Company has also had claims asserted against it and has had lawsuits filed against it relating to alleged patent infringements or businesses that it has acquired or divested. These claims and suits relate both to operation of the businesses and to the acquisition and divestiture transactions. The Company has, when appropriate, asserted its own claims, and claims for indemnification. A successful claim against the Company or any of its subsidiaries could have a material adverse effect upon its business, financial condition, and the results of its operations. Any claims, regardless of their merit or eventual outcome, could have a material adverse effect on the Company’s reputation and business.

In Germany, the tax audits for the years 2006 through 2009 have been substantially completed. The German tax authorities have indicated a re-qualification of dividends received in connection with intercompany mandatorily redeemable preferred shares into fully taxable interest payments for these and subsequent years until 2013 and the disallowance of certain other tax deductions. The Company has defended its position and will avail itself of appropriate remedies. An adverse determination with respect to fully taxable interest payments related to intercompany mandatorily redeemable preferred shares and the disallowance of certain other tax deductions could have a material adverse effect on the Company’s financial condition and results of operations.

The Company is also subject to ongoing and future tax audits in the U.S., Germany and other jurisdictions in the ordinary course of business. Tax authorities routinely pursue adjustments to the Company’s tax returns and disallowances of claimed tax deductions. When appropriate, the Company defends these adjustments and disallowances and asserts its own claims. A successful tax related claim against the Company or any of its subsidiaries could have a material adverse effect upon its business, financial condition and results of operations. Any claims, regardless of their merit or eventual outcome, could have a material adverse effect on the Company’s reputation and business.

Other than those individual contingent liabilities mentioned above, the current estimated amount of the Company’s other known individual contingent liabilities is immaterial.

Exhibit 2

to Amendment

EXHIBIT G

to

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

LOCATION OF RECORDS

[attached]

EXHIBIT G

to

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

LOCATION OF RECORDS

Number	TAA Name	TAX ID	TAA	Ed to FIDB	Billing Group Name1	Addr1	City1	ST1	Zip1
1	Apheresis Care Group, Inc.	84-1677784	Yes	84-1677784	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
3	Bio-Medical Applications of Alabama, Inc.	04-2625090	Yes	04-2625090	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
12	Bio-Medical Applications of California, Inc.	04-3129981	Yes	04-3129981	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
18	Bio-Medical Applications of Delaware, Inc.	04-3183720	Yes	04-3183720	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
19	Bio-Medical Applications of Dover, Inc.	04-2944525	Yes	04-2944525	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
22	Bio-Medical Applications of Florida, Inc.	11-2226338	Yes	11-2226338	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
25	Bio-Medical Applications of Georgia, Inc.	04-2832065	Yes	04-2832065	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
28	Bio-Medical Applications of Illinois, Inc.	04-2560009	Yes	04-2560009	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
29	Bio-Medical Applications of Indiana, Inc.	04-2969825	Yes	04-2969825	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
30	Bio-Medical Applications of Kansas, Inc.	04-3291316	Yes	04-3291316	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
31	Bio-Medical Applications of Kentucky, Inc.	04-2546968	Yes	04-2546968	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
33	Bio-Medical Applications of Louisiana, LLC	04-2508242	Yes	04-2508242	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
34	Bio-Medical Applications of Maine, Inc.	04-2508244	Yes	04-2508244	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
35	Bio-Medical Applications of Manchester, Inc.	04-2969816	Yes	04-2969816	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
36	Bio-Medical Applications of Maryland, Inc.	04-2553140	Yes	04-2553140	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
37	Bio-Medical Applications of Massachusetts, Inc.	04-3088660	Yes	04-3088660	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
39	Bio-Medical Applications of Michigan, Inc.	04-2516906	Yes	04-2516906	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
40	Bio-Medical Applications of Minnesota, Inc.	04-3376339	Yes	04-3376339	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
41	Bio-Medical Applications of Mississippi, Inc.	04-3108559	Yes	04-3108559	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
42	Bio-Medical Applications of Missouri, Inc.	04-2975268	Yes	04-2975268	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
43	Bio-Medical Applications of New Hampshire, Inc.	04-2944527	Yes	04-2944527	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
44	Bio-Medical Applications of New Jersey, Inc.	04-3106961	Yes	04-3106961	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
45	Bio-Medical Applications of New Mexico, Inc.	04-2520837	Yes	04-2520837	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
46	Bio-Medical Applications of North Carolina, Inc.	04-3085674	Yes	04-3085674	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
48	Bio-Medical Applications of Ohio, Inc.	04-3110360	Yes	04-3110360	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
49	Bio-Medical Applications of Oklahoma, Inc.	04-3017363	Yes	04-3017363	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
50	Bio-Medical Applications of Pennsylvania, Inc.	04-2466383	Yes	04-2466383	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
57	Bio-Medical Applications of South Carolina, Inc.	04-2944532	Yes	04-2944532	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
59	Bio-Medical Applications of Tennessee, Inc.	04-3074770	Yes	04-3074770	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
60	Bio-Medical Applications of Texas, Inc.	11-2226275	Yes	11-2226275	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
61	Bio-Medical Applications of the District of Columbia, Inc.	04-2558118	Yes	04-2558118	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
62	Bio-Medical Applications of Virginia, Inc.	04-3054876	Yes	04-3054876	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
63	Bio-Medical Applications of West Virginia, Inc.	04-2894956	Yes	04-2894956	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
64	Bio-Medical Applications of Wisconsin, Inc.	04-2539147	Yes	04-2539147	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
65	Bio-Medical Applications of Wyoming, LLC	04-3809723	Yes	04-3809723	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
72	Dialysis America Georgia, LLC	04-3441506	Yes	04-3441506	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
74	Dialysis Centers of America - Illinois, Inc.	37-1341578	Yes	37-1341578	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
75	Dialysis Management Corporation	74-2596786	Yes	74-2596786	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
76	Dialysis Services of Atlanta, Inc.	58-1819764	Yes	58-1819764	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
77	Dialysis Services of Cincinnati, Inc.	31-1374389	Yes	31-1374389	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
85	Everest Healthcare Rhode Island, Inc.	36-4403091	Yes	36-4403091	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
91	Four State Regional Dialysis Center, Inc.	43-1331335	Yes	43-1331335	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
96	Fresenius Medical Care Dialysis Services - Oregon, LLC	93-1175031	Yes	93-1175031	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
97	Fresenius Medical Care Dialysis Services Colorado LLC	04-3447327	Yes	04-3447327	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
101	Fresenius Medical Care of Montana, LLC	27-4604304	Yes	27-4604304	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
108	Gulf Region Mobile Dialysis, Inc.	04-2938292	Yes	04-2938292	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
109	Haemo-Stat, Inc.	95-3529889	Yes	95-3529889	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
115	Inland Northwest Renal Care Group, LLC	91-2069412	Yes	91-2069412	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
125	National Nephrology Associates of Texas, L.P.	74-2928010	Yes	74-2928010	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
126	New York Dialysis Services, Inc.	04-3267217	Yes	04-3267217	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
127	NNA of Alabama, Inc.	63-1223468	Yes	63-1223468	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
129	NNA of Georgia, Inc.	62-1765493	Yes	62-1765493	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
134	NNA of Rhode Island, Inc.	05-0513853	Yes	05-0513853	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
135	NNA of Toledo, Inc.	34-1938916	Yes	34-1938916	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
148	NRA-lnpatient Dialysis, LLC	83-0338286	Yes	83-0338286	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
166	Physicians Dialysis Company, Inc.	23-2858927	Yes	23-2858927	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
184	RAI Care Centers of Nebraska II, LLC	20-3276452	Yes	20-3276452	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
195	RCG Indiana, L.L.C.	62-1674489	Yes	62-1674489	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
204	Renal Care Group East, Inc.	23-1906900	Yes	23-1906900	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
206	Renal Care Group Northwest, Inc.	93-1236337	Yes	93-1236337	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
207	Renal Care Group of the Midwest, Inc.	48-0828924	Yes	48-0828924	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
210	Renal Care Group of the South, Inc.	68-0594301	Yes	68-0594301	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
211	Renal Care Group of the Southeast, Inc.	59-2851389	Yes	59-2851389	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
212	Renal Care Group South New Mexico, LLC	74-2979806	Yes	74-2979806	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
214	Renal Care Group Southwest, L.P.	86-0960418	Yes	86-0960418	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
216	Renal Care Group Texas, Inc.	75-1739434	Yes	75-1739434	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
229	Renex Dialysis Clinic of Woodbury, Inc.	22-3461795	Yes	22-3461795	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
231	Saint Louis Renal Care, LLC	62-1648323	Yes	62-1648323	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
232	San Diego Dialysis Services, Inc.	04-2487762	Yes	04-2487762	ATLANTAACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
243	West End Dialysis Center, Inc.	54-1341030	Yes	54-1341030	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
110	Hauppauge Dialysis Center, LLC	47-3940345	Yes	47-3940345	CLEVELAND BILLING GROUP	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
120	Liverpool LD, LLC	46-1389133	Yes	46-1389133	CLEVELAND BILLING GROUP	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
128	NNA of East Orange, L.L.C.	22-3749910	Yes	22-3749910	CLEVELAND BILLING GROUP	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
130	NNA of Harrison, L.L.C.	22-3730892	Yes	22-3730892	CLEVELAND BILLING GROUP	25050 COUNTRV CLU B BLVD	NORTH OLMSTED	OH	44070
205	Renal Care Group Maplewood, LLC	01-0854887	Yes	01-0854887	CLEVELAND BILLING GROUP	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
219	Renex Dialysis Clinic of Bloomfield, Inc.	22-3572775	Yes	22-3572775	CLEVELAND BILLING GROUP	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
223	Renex Dialysis Clinic of Orange, Inc.	22-3461798	Yes	22-3461798	CLEVELAND BILLING GROUP	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
2	Bio-Medical Applications Management Company, Inc.	22-1946461	Yes	#N/A	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
21	Bio-Medical Applications of Fayetteville, Inc.	04-2944524	Yes	04-2944524	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
53	Bio-Medical Applications of Rhode Island, Inc.	04-2489760	Yes	04-2489760	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
82	Everest Healthcare Holdings, Inc.	04-3540082	Yes	#N/A	Fresenius Medical Care	920 Winter St	Waltham	MA	02451

93	Fresenius Management Services, Inc.	04-2733764	Yes	04-2733764	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
99	Fresenius Medical Care Holdings, Inc.	13-3461988	Yes	#N/A	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
102	Fresenius Medical Care Ventures, LLC	22-3948765	Yes	22-3948765	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
103	Fresenius Medical Care West Bexar, LLC	46-3589219	Yes	46-3589219	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
105	Fresenius USA Manufacturing, Inc.	04-3475979	Yes	#N/A	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
106	Fresenius USA Marketing, Inc.	04-3477762	Yes	#N/A	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
107	Fresenius USA, Inc.	04-2550576	Yes	#N/A	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
124	National Medical Care, Inc.	04-2835488	Yes	04-2835488	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
121	Maumee Dialysis Services, LLC	35-2137387	Yes	35-2137387	INDIANAPOLIS BILLING GROUP	1320 CITY CENTER DR	CARMEL	IN	46032
193	RCG Bloomington, LLC	35-2161251	Yes	35-2161251	INDIANAPOLIS BILLING GROUP	1320 CITY CENTER DR	CARMEL	IN	46032
213	Renal Care Group Southwest Michigan, LLC	36-4525442	Yes	36-4525442	INDIANAPOLIS BILLING GROUP	1320 CITY CENTER DR	CARMEL	IN	46032
215	Renal Care Group Terre Haute, LLC	81-0614774	Yes	81-0614774	INDIANAPOLIS BILLING GROUP	1320 CITY CENTER DR	CARMEL	IN	46032
224	Renex Dialysis Clinic of Pittsburgh, Inc.	25-1732278	Yes	25-1732278	INDIANAPOLIS BILLING GROUP	1320 CITY CENTER DR	CARMEL	IN	46032
6	Bio-Medical Applications of Aguadilla, Inc.	04-2968314	Yes	04-2968314	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
7	Bio-Medical Applications of Arecibo, Inc.	04-2740118	Yes	04-2740118	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
8	Bio-Medical Applications of Arkansas, Inc.	04-2505389	Yes	04-2505389	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
9	Bio-Medical Applications of Bayamon, Inc.	04-2832066	Yes	04-2832066	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
11	Bio-Medical Applications of Caguas, Inc.	04-2739513	Yes	04-2739513	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
14	Bio-Medical Applications of Carolina, Inc.	04-2696241	Yes	04-2696241	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
26	Bio-Medical Applications of Guayama, Inc.	04-2963519	Yes	04-2963519	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
27	Bio-Medical Applications of Humacao, Inc.	04-3039570	Yes	04-3039570	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
38	Bio-Medical Applications of Mayaguez, Inc.	04-2594769	Yes	04-2594769	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
51	Bio-Medical Applications of Ponce, Inc.	04-2521638	Yes	04-2521638	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
52	Bio-Medical Applications of Puerto Rico, Inc.	04-3167416	Yes	04-3167416	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
54	Bio-Medical Applications of Rio Piedras, Inc.	04-2968308	Yes	04-2968308	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
55	Bio-Medical Applications of San German, Inc.	04-2740117	Yes	04-2740117	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
56	Bio-Medical Applications of San Juan, Inc.	04-2520840	Yes	04-2520840	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
66	Brevard County Dialysis, LLC	20-0250202	Yes	20-0250202	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
68	Clermont Dialysis Center, LLC	59-3733739	Yes	59-3733739	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
89	Fondren Dialysis Clinic, Inc.	76-0149309	Yes	76-0149309	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
95	Fresenius Medical Care Capital City, LLC	45-3986512	Yes	45-3986512	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
114	Homestead Artificial Kidney Center, Inc.	59-2263441	Yes	59-2263441	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
116	Jefferson County Dialysis, Inc.	71-0728066	Yes	71-0728066	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
117	KDCO, Inc.	43-1796126	Yes	43-1796126	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
119	Little Rock Dialysis, Inc.	71-0672705	Yes	71-0672705	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
122	Metro Dialysis Center - Normandy, Inc.	43-1585199	Yes	43-1585199	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
123	Metro Dialysis Center - North, Inc.	43-1227361	Yes	43-1227361	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
131	NNA of Louisiana, LLC	62-1848891	Yes	62-1848891	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
157	NRA-Roanoke, Alabama, LLC	33-0997565	Yes	33-0997565	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
161	NRA-Talladega, Alabama, LLC	20-0168987	Yes	20-0168987	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
175	RAI Care Centers of Alabama, LLC	27-2780983	Yes	27-2780983	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
176	RAI Care Centers of Florida I, LLC	20-3275837	Yes	20-3275837	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
177	RAI Care Centers of Florida II, LLC	20-3276388	Yes	20-3276388	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
194	RCG East Texas, LLP	43-2012785	Yes	43-2012785	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
197	RCG Martin, LLC	62-1727016	Yes	62-1727016	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
198	RCG Memphis East, LLC	62-1857812	Yes	62-1857812	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
199	RCG Mississippi, Inc.	62-1628022	Yes	62-1628022	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
200	RCG Pensacola, LLC	90-0123132	Yes	90-0123132	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
208	Renal Care Group of the Ozarks, LLC	05-0592312	Yes	05-0592312	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
220	Renex Dialysis Clinic of Bridgeton, Inc.	43-1717348	Yes	43-1717348	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
221	Renex Dialysis Clinic of Creve Coeur, Inc.	43-1690517	Yes	43-1690517	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
222	Renex Dialysis Clinic of Maplewood, Inc.	43-1804718	Yes	43-1804718	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
226	Renex Dialysis Clinic of St. Louis, Inc.	43-1856441	Yes	43-1856441	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
227	Renex Dialysis Clinic of Tampa, Inc.	59-3244925	Yes	59-3244925	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
228	Renex Dialysis Clinic of University City, Inc.	43-1655681	Yes	43-1655681	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
230	Renex Dialysis Facilities, Inc.	64-0798295	Yes	64-0798295	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
236	St. Louis Regional Dialysis Center, Inc.	62-1084258	Yes	62-1084258	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
239	Stuttgart Dialysis, LLC	71-0779483	Yes	71-0779483	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
13	Bio-Medical Applications of Camarillo, Inc.	04-2957737	Yes	04-2957737	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
20	Bio-Medical Applications of Eureka, Inc.	04-2652260	Yes	04-2652260	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
23	Bio-Medical Applications of Fremont, Inc.	04-3033477	Yes	04-3033477	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
24	Bio-Medical Applications of Fresno, Inc.	04-3017372	Yes	04-3017372	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
32	Bio-Medical Applications of Los Gatos, Inc.	04-3033478	Yes	04-3033478	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
71	Conejo Valley Dialysis, Inc.	95-3249390	Yes	95-3249390	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
167	QualiCenters Albany, Ltd.	84-1177951	Yes	84-1177951	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
169	QualiCenters Coos Bay, Ltd.	93-1116623	Yes	93-1116623	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
186	RAI Care Centers of Northern California I, LLC	20-3273722	Yes	20-3273722	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
187	RAI Care Centers of Northern California II, LLC	20-3276168	Yes	20-3276168	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
188	RAI Care Centers of Oakland II, LLC	26-0703939	Yes	26-0703939	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
190	RAI Care Centers of Southern California I, LLC	20-3275222	Yes	20-3275222	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
191	RAI Care Centers of Southern California II, LLC	20-3276225	Yes	20-3276225	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
203	Renal Care Group Alaska, Inc.	92-0166049	Yes	92-0166049	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
233	Santa Barbara Community Dialysis Center, Inc.	95-2814241	Yes	95-2814241	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
15	Bio-Medical Applications of Clinton, Inc.	04-3112273	Yes	04-3112273	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
83	Everest Healthcare Indiana, Inc.	36-3575844	Yes	36-3575844	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
113	Home Dialysis of Muhlenberg County, Inc.	61-1262466	Yes	61-1262466	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
118	Kentucky Renal Care Group, LLC	36-1494425	Yes	36-4494425	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
142	NRA-Crossville, Tennessee, LLC	20-0211899	Yes	20-0211899	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
143	NRA-Farmington, Missouri, LLC	20-4545164	Yes	20-4545164	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
144	NRA-Georgetown, Kentucky, LLC	20-5424005	Yes	20-5424005	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
151	NRA-New Castle, Indiana, LLC	20-5987299	Yes	20-5987299	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
156	NRA-Princeton, Kentucky, LLC	45-0468127	Yes	45-0468127	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
158	NRA-South City, Missouri, LLC	20-2902550	Yes	20-2902550	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
159	NRA-St. Louis (Home Therapy Center), Missouri, LLC	20-5424146	Yes	20-5424146	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
160	NRA-St. Louis, Missouri, LLC	20-2902075	Yes	20-2902075	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
164	NRA-Washington County, Missouri, LLC	20-4718634	Yes	20-4718634	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
165	NRA-Winchester, Indiana, LLC	20-5987315	Yes	20-5987315	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
182	RAI Care Centers of Michigan I, LLC	20-3275900	Yes	20-3275900	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
183	RAI Care Centers of Michigan II, LLC	20-3276543	Yes	20-3276543	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
185	RAI Care Centers of North Carolina II, LLC	20-3276272	Yes	20-3276272	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067

202	RCG University Division, Inc.	62-1555316	Yes	62-1555316	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
17	Bio-Medical Applications of Connecticut, Inc.	04-2990950	Yes	04-2990950	NEW BEDFORD BILLING GROUP	700 PLEASANT ST	NEW BEDFORD	MA	2740
5	Bio-Medical Applications of Anacostia, Inc.	04-2716481	Yes	04-2716481	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
16	Bio-Medical Applications of Columbia Heights, Inc.	04-2583382	Yes	04-2583382	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
47	Bio-Medical Applications of Northeast D.C., Inc.	04-2832070	Yes	04-2832070	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
58	Bio-Medical Applications of Southeast Washington, Inc.	04-2633086	Yes	04-2633086	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
67	Clayton County Dialysis, LLC	58-2350026	Yes	58-2350026	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
69	College Park Dialysis, LLC	56-2293442	Yes	56-2293442	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
70	Columbus Area Renal Alliance, LLC	31-1799562	Yes	31-1799562	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
78	Dialysis Specialists of Marietta, Ltd.	31-1484219	Yes	31-1484219	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
80	Douglas County Dialysis, LLC	59-3663253	Yes	59-3663253	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
84	Everest Healthcare Ohio, Inc.	31-1418495	Yes	31-1418495	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
87	FMS Delaware Dialysis, LLC	26-1536796	Yes	26-1536796	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
88	FMS Philadelphia Dialysis, LLC	31-1800532	Yes	31-1800532	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
98	Fresenius Medical Care Harston Hall, LLC	26-4216027	Yes	26-4216027	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
104	Fresenius Medical Care-OSUIM Kidney Centers, LLC	43-2117045	Yes	43-2117045	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
111	Henry Dialysis Center, LLC	58-2415318	Yes	58-2415318	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
112	Holton Dialysis Clinic, LLC	58-2449454	Yes	58-2449454	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
140	NRA-Augusta, Georgia, LLC	20-1773433	Yes	20-1773433	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
141	NRA-Bamberg, South Carolina, LLC	72-1554958	Yes	72-1554958	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
145	NRA-Hogansville, Georgia, LLC	20-3169182	Yes	20-3169182	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
146	NRA-Holly Hill, South Carolina, LLC	72-1555507	Yes	72-1555507	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
147	NRA-Hollywood, South Carolina, LLC	20-2902860	Yes	20-2902860	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
149	NRA-LaGrange, Georgia, LLC	26-0185821	Yes	26-0185821	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
150	NRA-Mt. Pleasant, South Carolina, LLC	20-0838706	Yes	20-0838706	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
152	NRA-Newnan Acquisition, LLC	68-0523317	Yes	68-0523317	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
153	NRA-North Augusta, South Carolina, LLC	20-2902633	Yes	20-2902633	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
154	NRA-Orangeburg, South Carolina, LLC	43-2005251	Yes	43-2005251	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
155	NRA-Palmetto, Georgia, LLC	26-0185501	Yes	26-0185501	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
162	NRA-Valdosta (North), Georgia, LLC	26-0185895	Yes	26-0185895	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
163	NRA-Valdosta, Georgia, LLC	20-5056226	Yes	20-5056226	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
178	RAI Care Centers of Georgia I, LLC	26-4422073	Yes	26-4422073	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
181	RAI Care Centers of Maryland I, LLC	20-3275966	Yes	20-3275966	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
189	RAI Care Centers of South Carolina I, LLC	20-3275735	Yes	20-3275735	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
192	RAI Care Centers of Virginia I, LLC	20-3276076	Yes	20-3276076	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
217	Renal Care Group Toledo, LLC	16-1748061	Yes	16-1748061	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
225	Renex Dialysis Clinic of South Georgia, Inc.	58-2383123	Yes	58-2383123	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
234	Smyrna Dialysis Center, LLC	11-3696702	Yes	11-3696702	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
238	Stone Mountain Dialysis Center, LLC	58-2638661	Yes	58-2638661	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
240	Tappahannock Dialysis Center, Inc.	54-1355720	Yes	54-1355720	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
242	Warrenton Dialysis Facility, Inc.	54-1136812	Yes	54-1136812	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
4	Bio-Medical Applications of Amarillo, Inc.	04-2649134	Yes	04-2649134	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
10	Bio-Medical Applications of Blue Springs, Inc.	04-2975267	Yes	04-2975267	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
79	Dialysis Specialists of Topeka, Inc.	48-1178898	Yes	48-1178898	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
81	Du Page Dialysis, Ltd.	36-3029873	Yes	36-3029873	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
86	Everest Healthcare Texas, L.P.	36-4321507	Yes	36-4321507	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
90	Fort Scott Regional Dialysis Center, Inc.	43-1474377	Yes	43-1474377	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
94	Fresenius Medical Care - South Texas Kidney, LLC	26-0857967	Yes	26-0857967	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
100	Fresenius Medical Care of Illinois, LLC	56-2296990	Yes	56-2296990	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
132	NNA of Oklahoma, Inc.	62-1842289	Yes	#N/A	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
133	NNA of Oklahoma, L.L.C.	73-1574780	Yes	73-1574780	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
139	NRA-Ada, Oklahoma, LLC	20-3918366	Yes	20-3918366	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
179	RAI Care Centers of Illinois I, LLC	20-3424989	Yes	20-3424989	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
180	RAI Care Centers of Illinois II, LLC	20-3276495	Yes	20-3276495	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
196	RCG Irving, LLP	68-0564355	Yes	68-0564355	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
201	RCG Robstown, LLP	46-0514571	Yes	46-0514571	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
209	Renal Care Group of the Rockies, LLC	84-1596186	Yes	84-1596186	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
218	Renal Care Group-Harlingen, L.P.	74-2967993	Yes	74-2967993	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
235	SSKG, Inc.	36-4085833	Yes	36-4085833	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
237	STAT Dialysis Corporation	74-2775421	Yes	74-2775421	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
241	Terrell Dialysis Center, L.L.C.	36-4247457	Yes	36-4247457	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
244	WSKC Dialysis Services, Inc.	36-2668594	Yes	36-2668594	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
73	Dialysis Associates of Northern New Jersey, L.L.C.	22-3547454	Use	22-3547454	CLEVELAND	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
92	Fresenius Kidney Care Pittsburgh, LLC	26-2521636	Use	26-2521636	PEACHTREE	1940 LODGE RD NW	KENNESAW	GA	30144
136	NNA-Saint Barnabas, L.L.C.	14-1851729	Use	14-1851729	CLEVELAND	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
137	NNA-Saint Barnabas-Livingston, L.L.C.	74-3070647	Use	74-3070647	CLEVELAND	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
138	Northern New Jersey Dialysis, L.L.C.	36-4291598	Use	36-4291598	CLEVELAND	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
168	QualiCenters Bend, LLC	84-1306505	Use	84-1306505	MESA	1750 S MESA DR	MESA	AZ	85210
170	QualiCenters Eugene-Springfield Ltd.	84-1200211	Use	84-1200211	MESA	1750 S MESA DR	MESA	AZ	85210
171	QualiCenters Inland Northwest LLC	84-1300520	Use	84-1300520	MESA	1750 S MESA DR	MESA	AZ	85210
172	QualiCenters Pueblo LLC	84-1278890	Use	84-1278890	TYLER	1750 S MESA DR	MESA	AZ	85210
173	QualiCenters Salem, LLC	84-1278891	Use	84-1278891	MESA	1750 S MESA DR	MESA	AZ	85210
174	QualiCenters Sioux City LLC	39-1884072	Use	39-1884072	TYLER	1101 E. SE LOOP 323	TYLER	TX	75701

Exhibit 3

to Amendment

EXHIBIT H

to

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

LIST OF SELLER’S SUBSIDIARIES, DIVISIONS AND TRADENAMES

Wholly owned:

Bio-Medical Applications Management Company, Inc.

Bio-Medical Applications of Illinois, Inc.

Dialysis America Alabama, LLC

Fresenius Medical Care Dialysis Services - Oregon, LLC

Fresenius Medical Care Insurance Group, LLC

Fresenius Medical Care of Illinois, LLC

Fresenius Medical Seamless Care, LLC

Fresenius Medical Care Ventures Holding Company, Inc.

Haemo-Stat, Inc.

Home Intensive Care, Inc.

Lallendorf Road Realty, LLC

NMC A, LLC

NMC Funding Corporation

NMC Services, Inc.

QCI Holdings, Inc.

Quality Care Dialysis Center of Vega Baja, Inc.

Renal Research Institute, LLC

Spectra Renal Research, LLC

U.S. Vascular Access Holdings, LLC

Elevate365, LLC

New Highway Realty, LLC

Netherland Realty, LLC

Muskegon New Realty, LLC

Houston Coffee Real Estate, LLC

Partially owned (other member is another wholly owned entity):

QualiCenters Eugene-Springfield, Ltd. (49%)

QualiCenters Inland Northwest L.L.C. (30%)

QualiCenters Louisville LLC (20%)

QualiCenters Salem LLC (40%)

QualiCenters Sioux City, LLC (49%)

Fresenius Medical Care Lake County, LLC (25.38%)

Tradenames:

Seller:                                                               Fresenius Medical Care North America

H-1

Subsidiaries:              Fresenius Vascular Care

Azura Vascular Care

Elevate365

H-2

Exhibit 4

to Amendment

FORM OF AMENDMENT NO. 7

TO TRANSFERRING AFFILIATE LETTER

[attached]

EXECUTION VERSION

AMENDMENT NO. 7

Dated as of December 20, 2018

to

AMENDED AND RESTATED TRANSFERRING AFFILIATE LETTER

Dated as of October 16, 2008

THIS AMENDMENT NO. 7 (this “Amendment”) dated as of December 20, 2018 is entered into by and among (i) NATIONAL MEDICAL CARE, INC., a Delaware corporation (the “Seller”), (ii) the entities listed on the signature pages hereof under the heading “New Transferring Affiliates” (together, the “New Transferring Affiliates”) and (iii) the other entities listed on the signature pages hereof under the heading “Existing Transferring Affiliates” (collectively, the “Existing Transferring Affiliates” and, together with the New Transferring Affiliates, the “Transferring Affiliates”).

PRELIMINARY STATEMENT

A.                                    The Seller and the Existing Transferring Affiliates are parties to that certain Amended and Restated Transferring Affiliate Letter dated as of October 16, 2008 (as amended or otherwise modified prior to the date hereof, the “Transferring Affiliate Letter”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transferring Affiliate Letter or in the “Agreement” referred to therein.

B.                                    The parties hereto desire to add the New Transferring Affiliates and remove certain Existing Transferring Affiliate as Transferring Affiliates under the Transferring Affiliate Letter and to amend the Transferring Affiliate Letter on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Transferring Affiliate Letter is hereby amended as follows:

1.1                               New Transferring Affiliates. Each of the following entities listed below is a New Transferring Affiliate and is hereby added as a “Transferring Affiliate” under the Transferring Affiliate Letter:

New Transferring Affiliates

Fresenius Kidney Care Pittsburgh, LLC

College Park Dialysis, LLC

Fresenius Medical Care Capital City, LLC

From and after the effective date of this Amendment, each New Transferring Affiliate shall have all of the rights and obligations of a Transferring Affiliate under the Transferring Affiliate Letter. Accordingly, on the effective date of this Amendment, each New Transferring Affiliate shall sell to the Seller, and the Seller shall forthwith purchase from such New Transferring Affiliate, all of the Receivables with respect to the New Transferring Affiliate and all Related Security with respect thereto. All Receivables with respect to such New Transferring Affiliate arising after the effective date of this Amendment and all Related Security with respect thereto shall be sold to the Seller pursuant to the terms of the Transferring Affiliate Letter in the same manner as if such New Transferring Affiliate had been an original party thereto.

1.2                               Terminated Transferring Affiliates. Each of the Existing Transferring Affiliates listed below (each, a “Terminated Transferring Affiliate”) is hereby terminated as a “Transferring Affiliate” under the Transferring Affiliate Letter from and after the effective date of this Amendment:

Terminated Transferring Affiliates

Fresenius Medical Care Ventures Holding Company, Inc.

Bio-Medical Applications of Capitol Hill, Inc.

Bio-Medical Applications of Oakland, Inc.

Bio-Medical Applications of Ukiah, Inc.

Bio-Medical Applications of Woonsocket, Inc.

Everest Healthcare Texas Holding Corp.

Fresenius Medical Care Apheresis Services, LLC

Fresenius Medical Care Healthcare Recruitment, LLC

Fresenius Medical Care of Nebraska, LLC

Fresenius Medical Care PSO, LLC

Home Dialysis of America, Inc.

National Nephrology Associates Management Company of Texas, Inc.

NMC Services, Inc.

NNA of Nevada, Inc.

NNA Management Company of Kentucky, Inc.

NNA Management Company of Louisiana, Inc.

North Buckner Dialysis Center, Inc.

NRA-Bay City, Texas, LLC

QualiCenters, Inc.

RAI Care Centers of Tennessee, LLC

RCG Memphis, LLC

Renal Care Group Michigan, Inc.

Renal Care Group Ohio, Inc.

Renal Care Group Southwest Holdings, Inc.

Renex Corp.

Renex Dialysis Clinic of Philadelphia, Inc.

Wharton Dialysis, Inc.

From and after the effective date of this Amendment, each of the parties hereto agrees that each Terminated Transferring Affiliate shall have no further rights or obligations to transfer any of its Receivables hereunder and shall cease to be a “Transferring Affiliate” hereunder.

SECTION 2. Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date hereof upon (i) the receipt by the Seller of counterparts of this Amendment duly executed by the Seller and the Transferring Affiliates and (ii) the effectiveness of Amendment No. 2, dated as of the date hereof (the “TAA Amendment”), to the Seventh Amended and Restated Transfer and Administration Agreement.

SECTION 3. Covenants, Representations and Warranties of the Transferring Affiliates.

3.1                               Upon the effectiveness of this Amendment, each New Transferring Affiliate (i) represents and warrants that (A) it is, directly or indirectly, a wholly-owned subsidiary of FMCH, (B) it is primarily engaged in the same business as is conducted on the date hereof by the Originating Entities and (C) each statement set forth in Section 6 of the Transferring Affiliate Letter is true and correct in respect of such New Transferring Affiliate, and (ii) hereby makes the Perfection Representations and all covenants as a Transferring Affiliate in the Transferring Affiliate Letter (as amended hereby).

3.2                               Upon the effectiveness of this Amendment, each Existing Transferring Affiliate hereby reaffirms all covenants, representations and warranties made by it in the Transferring Affiliate Letter (as amended hereby) and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

3.3                               Each Transferring Affiliate hereby represents and warrants that this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with terms hereof.

3.4                               Notwithstanding the termination of a Terminated Transferring Affiliate as a Transferring Affiliate under the Transferring Affiliate Letter, after the termination of such Terminated Transferring Affiliate on the date hereof, with respect to any covenant or undertaking required to be performed by the Seller under the Agreement which relates to any Collections, accounts or the assets or properties of such Terminated Transferring Affiliate, the Terminated Transferring Affiliate agrees to take all action, or if applicable to omit to take any action, the taking (or omission to take) of which enables the Seller to comply fully and on a timely basis with the terms and conditions of such covenant or undertaking.

3.5                               Upon the effectiveness of this Amendment, the Seller hereby represents, warrants and affirms that, excluding the Terminated Transferring Affiliates, the list of entities on

3

the signature pages hereof under the headings “New Transferring Affiliates” and “Existing Transferring Affiliates” is, together, a complete and accurate list of all of the Transferring Affiliates that are a party to the Transferring Affiliate Letter.

SECTION 4. Reference to and Effect on the Transferring Affiliate Letter.

4.1                               Upon the effectiveness of this Amendment, each reference in the Transferring Affiliate Letter to “Transferring Affiliate Letter,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Transferring Affiliate Letter as amended hereby, and each reference to the Transferring Affiliate Letter in any other document, instrument and agreement executed and/or delivered in connection with the Transferring Affiliate Letter shall mean and be a reference to the Transferring Affiliate Letter as amended hereby.

4.2                               Except as specifically amended hereby, the Transferring Affiliate Letter and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.3                               The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Seller or any of its assignees under the Transferring Affiliate Letter or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart via facsimile or other electronic transmission shall be deemed delivery of an original counterpart.

SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Remainder of Page Intentionally Left Blank]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

New Transferring Affiliates:

FRESENIUS KIDNEY CARE PITTSBURGH, LLC
COLLEGE PARK DIALYSIS, LLC
FRESENIUS MEDICAL CARE CAPITAL CITY, LLC

(each a “New Transferring Affiliate”)

By:
Name:
Title:

Existing Transferring Affiliates:

1.	APHERESIS CARE GROUP, INC.
2.	BIO-MEDICAL APPLICATIONS MANAGEMENT COMPANY, INC.
3.	BIO-MEDICAL APPLICATIONS OF ALABAMA, INC.
4.	BIO-MEDICAL APPLICATIONS OF AMARILLO, INC.
5.	BIO-MEDICAL APPLICATIONS OF ANACOSTIA, INC.
6.	BIO-MEDICAL APPLICATIONS OF AQUADILLA, INC.
7.	BIO-MEDICAL APPLICATIONS OF ARECIBO, INC.
8.	BIO-MEDICAL APPLICATIONS OF ARKANSAS, INC.
9.	BIO-MEDICAL APPLICATIONS OF BAYAMON, INC.
10.	BIO-MEDICAL APPLICATIONS OF BLUE SPRINGS, INC.
11.	BIO-MEDICAL APPLICATIONS OF CAGUAS, INC.
12.	BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC.
13.	BIO-MEDICAL APPLICATIONS OF CAMARILLO, INC.
14.	BIO-MEDICAL APPLICATIONS OF CAROLINA, INC.
15.	BIO-MEDICAL APPLICATIONS OF CLINTON, INC.
16.	BIO-MEDICAL APPLICATIONS OF COLUMBIA HEIGHTS, INC.
17.	BIO-MEDICAL APPLICATIONS OF CONNECTICUT, INC.
18.	BIO-MEDICAL APPLICATIONS OF DELAWARE, INC.

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

19.	BIO-MEDICAL APPLICATIONS OF DOVER, INC.
20.	BIO-MEDICAL APPLICATIONS OF EUREKA, INC.
21.	BIO-MEDICAL APPLICATIONS OF FAYETTEVILLE, INC.
22.	BIO-MEDICAL APPLICATIONS OF FLORIDA, INC.
23.	BIO-MEDICAL APPLICATIONS OF FREMONT, INC.
24.	BIO-MEDICAL APPLICATIONS OF FRESNO, INC.
25.	BIO-MEDICAL APPLICATIONS OF GEORGIA, INC.
26.	BIO-MEDICAL APPLICATIONS OF GUAYAMA, INC.
27.	BIO-MEDICAL APPLICATIONS OF HUMACAO, INC.
28.	BIO-MEDICAL APPLICATIONS OF ILLINOIS, INC.
29.	BIO-MEDICAL APPLICATIONS OF INDIANA, INC.
30.	BIO-MEDICAL APPLICATIONS OF KANSAS, INC.
31.	BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC.
32.	BIO-MEDICAL APPLICATIONS OF LOS GATOS, INC.
33.	BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC
34.	BIO-MEDICAL APPLICATIONS OF MAINE, INC.
35.	BIO-MEDICAL APPLICATIONS OF MANCHESTER, INC.
36.	BIO-MEDICAL APPLICATIONS OF MARYLAND, INC.
37.	BIO-MEDICAL APPLICATIONS OF MASSACHUSETTS, INC.
38.	BIO-MEDICAL APPLICATIONS OF MAYAGUEZ, INC.
39.	BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC.
40.	BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC.
41.	BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC.
42.	BIO-MEDICAL APPLICATIONS OF MISSOURI, INC.
43.	BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE, INC.
44.	BIO-MEDICAL APPLICATIONS OF NEW JERSEY, INC.
45.	BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC.
46.	BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC.
47.	BIO-MEDICAL APPLICATIONS OF NORTHEAST D.C., INC.
48.	BIO-MEDICAL APPLICATIONS OF OHIO, INC.
49.	BIO-MEDICAL APPLICATIONS OF OKLAHOMA, INC.
50.	BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.
51.	BIO-MEDICAL APPLICATIONS OF PONCE, INC.

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Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

52.	BIO-MEDICAL APPLICATIONS OF PUERTO RICO, INC.
53.	BIO-MEDICAL APPLICATIONS OF RHODE ISLAND, INC.
54.	BIO-MEDICAL APPLICATIONS OF RIO PIEDRAS, INC.
55.	BIO-MEDICAL APPLICATIONS OF SAN GERMAN, INC.
56.	BIO-MEDICAL APPLICATIONS OF SAN JUAN, INC.
57.	BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA, INC.
58.	BIO-MEDICAL APPLICATIONS OF SOUTHEAST WASHINGTON, INC.
59.	BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC.
60.	BIO-MEDICAL APPLICATIONS OF TEXAS, INC.
61.	BIO-MEDICAL APPLICATIONS OF THE DISTRICT OF COLUMBIA, INC.
62.	BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.
63.	BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC.
64.	BIO-MEDICAL APPLICATIONS OF WISCONSIN, INC.
65.	BIO-MEDICAL APPLICATIONS OF WYOMING, LLC
66.	BREVARD COUNTY DIALYSIS, LLC
67.	CLAYTON COUNTY DIALYSIS, LLC
68.	CLERMONT DIALYSIS CENTER, LLC
69.	COLUMBUS AREA RENAL ALLIANCE, LLC
70.	CONEJO VALLEY DIALYSIS, INC.
71.	DIALYSIS AMERICA GEORGIA, LLC
72.	DIALYSIS ASSOCIATES OF NORTHERN NEW JERSEY, L.L.C.
73.	DIALYSIS CENTERS OF AMERICA - ILLINOIS, INC.
74.	DIALYSIS MANAGEMENT CORPORATION
75.	DIALYSIS SERVICES OF ATLANTA, INC.
76.	DIALYSIS SERVICES OF CINCINNATI, INC.
77.	DIALYSIS SPECIALISTS OF MARIETTA, LTD.
78.	DIALYSIS SPECIALISTS OF TOPEKA, INC.
79.	DOUGLAS COUNTY DIALYSIS, LLC
80.	DU PAGE DIALYSIS LTD.
81.	EVEREST HEALTHCARE HOLDINGS, INC.
82.	EVEREST HEALTHCARE INDIANA, INC.
83.	EVEREST HEALTHCARE OHIO, INC.
84.	EVEREST HEALTHCARE RHODE ISLAND, INC.
85.	EVEREST HEALTHCARE TEXAS, L.P.
86.	FMS DELAWARE DIALYSIS, LLC
87.	FMS PHILADELPHIA DIALYSIS, LLC

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Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

88.	FONDREN DIALYSIS CLINIC, INC.
89.	FORT SCOTT REGIONAL DIALYSIS CENTER, INC.
90.	FOUR STATE REGIONAL DIALYSIS CENTER, INC.
91.	FRESENIUS MANAGEMENT SERVICES, INC.
92.	FRESENIUS MEDICAL CARE – SOUTH TEXAS KIDNEY, LLC
93.	FRESENIUS MEDICAL CARE DIALYSIS SERVICES COLORADO, LLC
94.	FRESENIUS MEDICAL CARE DIALYSIS SERVICES-OREGON, LLC
95.	FRESENIUS MEDICAL CARE HARSTON HALL, LLC
96.	FRESENIUS MEDICAL CARE HOLDINGS, INC.
97.	FRESENIUS MEDICAL CARE OF ILLINOIS, LLC
98.	FRESENIUS MEDICAL CARE OF MONTANA, LLC
99.	FRESENIUS MEDICAL CARE VENTURES, LLC
100.	FRESENIUS MEDICAL CARE WEST BEXAR, LLC
101.	FRESENIUS MEDICAL CARE-OSUIM KIDNEY CENTERS, LLC
102.	FRESENIUS USA MANUFACTURING, INC.
103.	FRESENIUS USA MARKETING, INC.
104.	FRESENIUS USA, INC.
105.	GULF REGION MOBILE DIALYSIS, INC.
106.	HAEMO-STAT, INC.
107.	HAUPPAUGE DIALYSIS CENTER, LLC
108.	HENRY DIALYSIS CENTER, LLC
109.	HOLTON DIALYSIS CLINIC, LLC
110.	HOME DIALYSIS OF MUHLENBERG COUNTY, INC.
111.	HOMESTEAD ARTIFICIAL KIDNEY CENTER, INC.
112.	INLAND NORTHWEST RENAL CARE GROUP, LLC
113.	JEFFERSON COUNTY DIALYSIS, INC.
114.	KDCO, INC.
115.	KENTUCKY RENAL CARE GROUP, LLC
116.	LITTLE ROCK DIALYSIS, INC.
117.	MAUMEE DIALYSIS SERVICES, LLC
118.	METRO DIALYSIS CENTER - NORMANDY, INC.
119.	METRO DIALYSIS CENTER - NORTH, INC.
120.	NATIONAL MEDICAL CARE, INC.
121.	NATIONAL NEPHROLOGY ASSOCIATES OF TEXAS, L.P.
122.	NEW YORK DIALYSIS SERVICES, INC.
123.	NNA OF ALABAMA, INC.
124.	NNA OF EAST ORANGE, L.L.C.
125.	NNA OF GEORGIA, INC.
126.	NNA OF HARRISON, L.L.C.
127.	NNA OF LOUISIANA, LLC
128.	NNA OF OKLAHOMA, INC.

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Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

129.	NNA OF OKLAHOMA, L.L.C.
130.	NNA OF RHODE ISLAND, INC.
131.	NNA OF TOLEDO, INC.
132.	NNA-SAINT BARNABAS-LIVINGSTON, L.L.C.
133.	NNA-SAINT BARNABAS, L.L.C.
134.	NORTHEAST ALABAMA KIDNEY CLINIC, INC.
135.	NORTHERN NEW JERSEY DIALYSIS, L.L.C.
136.	NRA-ADA, OKLAHOMA, LLC
137.	NRA-AUGUSTA, GEORGIA, LLC
138.	NRA-BAMBERG, SOUTH CAROLINA, LLC
139.	NRA-CROSSVILLE, TENNESSEE, LLC
140.	NRA-FARMINGTON, MISSOURI, LLC
141.	NRA-GEORGETOWN, KENTUCKY, LLC
142.	NRA-HOGANSVILLE, GEORGIA, LLC
143.	NRA-HOLLY HILL, SOUTH CAROLINA, LLC
144.	NRA-HOLLYWOOD, SOUTH CAROLINA, LLC
145.	NRA-INPATIENT DIALYSIS, LLC
146.	NRA-LAGRANGE, GEORGIA, LLC
147.	NRA-MT. PLEASANT, SOUTH CAROLINA, LLC
148.	NRA-NEW CASTLE, INDIANA, LLC
149.	NRA-NEWNAN ACQUISITION, LLC
150.	NRA-NORTH AUGUSTA, SOUTH CAROLINA, LLC
151.	NRA-ORANGEBURG, SOUTH CAROLINA, LLC
152.	NRA-PALMETTO, GEORGIA, LLC
153.	NRA-PRINCETON, KENTUCKY, LLC
154.	NRA-ROANOKE, ALABAMA, LLC
155.	NRA-SOUTH CITY, MISSOURI, LLC
156.	NRA-ST. LOUIS (HOME THERAPY CENTER), MISSOURI, LLC
157.	NRA-ST. LOUIS, MISSOURI, LLC
158.	NRA-TALLADEGA, ALABAMA, LLC
159.	NRA-VALDOSTA (NORTH), GEORGIA, LLC
160.	NRA-VALDOSTA, GEORGIA, LLC
161.	NRA-VARNVILLE, SOUTH CAROLINA, LLC
162.	NRA-WASHINGTON COUNTY, MISSOURI, LLC
163.	NRA-WINCHESTER, INDIANA, LLC
164.	PHYSICIANS DIALYSIS COMPANY, INC.
165.	QUALICENTERS ALBANY, LTD.
166.	QUALICENTERS BEND LLC
167.	QUALICENTERS COOS BAY, LTD.
168.	QUALICENTERS EUGENE-SPRINGFIELD, LTD.
169.	QUALICENTERS INLAND NORTHWEST L.L.C.
170.	QUALICENTERS PUEBLO LLC
171.	QUALICENTERS SALEM LLC
172.	QUALICENTERS SIOUX CITY, LLC
173.	RAI CARE CENTERS OF ALABAMA, LLC

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

174.	RAI CARE CENTERS OF FLORIDA I, LLC
175.	RAI CARE CENTERS OF FLORIDA II, LLC
176.	RAI CARE CENTERS OF GEORGIA I, LLC
177.	RAI CARE CENTERS OF ILLINOIS I, LLC
178.	RAI CARE CENTERS OF ILLINOIS II, LLC
179.	RAI CARE CENTERS OF MARYLAND I, LLC
180.	RAI CARE CENTERS OF MICHIGAN I, LLC
181.	RAI CARE CENTERS OF MICHIGAN II, LLC
182.	RAI CARE CENTERS OF NEBRASKA II, LLC
183.	RAI CARE CENTERS OF NORTH CAROLINA II, LLC
184.	RAI CARE CENTERS OF NORTHERN CALIFORNIA I, LLC
185.	RAI CARE CENTERS OF NORTHERN CALIFORNIA II, LLC
186.	RAI CARE CENTERS OF OAKLAND II, LLC
187.	RAI CARE CENTERS OF SOUTH CAROLINA I, LLC
188.	RAI CARE CENTERS OF SOUTHERN CALIFORNIA I, LLC
189.	RAI CARE CENTERS OF SOUTHERN CALIFORNIA II, LLC
190.	RAI CARE CENTERS OF VIRGINIA I, LLC
191.	RCG BLOOMINGTON, LLC
192.	RCG EAST TEXAS, LLP
193.	RCG INDIANA, L.L.C.
194.	RCG IRVING, LLP
195.	RCG MARTIN, LLC
196.	RCG MEMPHIS EAST, LLC
197.	RCG MISSISSIPPI, INC.
198.	RCG PENSACOLA, LLC
199.	RCG ROBSTOWN, LLP
200.	RCG UNIVERSITY DIVISION, INC.
201.	RENAL CARE GROUP, INC.
202.	RENAL CARE GROUP ALASKA, INC.
203.	RENAL CARE GROUP EAST, INC.
204.	RENAL CARE GROUP MAPLEWOOD, LLC
205.	RENAL CARE GROUP NORTHWEST, INC.
206.	RENAL CARE GROUP OF THE MIDWEST, INC.
207.	RENAL CARE GROUP OF THE OZARKS, LLC
208.	RENAL CARE GROUP OF THE ROCKIES, LLC
209.	RENAL CARE GROUP OF THE SOUTH, INC.
210.	RENAL CARE GROUP OF THE SOUTHEAST, INC.
211.	RENAL CARE GROUP SOUTH NEW MEXICO, LLC
212.	RENAL CARE GROUP SOUTHWEST MICHIGAN, LLC
213.	RENAL CARE GROUP SOUTHWEST, L.P.
214.	RENAL CARE GROUP TERRE HAUTE, LLC

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Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

215.	RENAL CARE GROUP TEXAS, INC.
216.	RENAL CARE GROUP TOLEDO, LLC
217.	RENAL CARE GROUP-HARLINGEN, L.P.
218.	RENALPARTNERS, INC.
219.	RENEX DIALYSIS CLINIC OF BLOOMFIELD, INC.
220.	RENEX DIALYSIS CLINIC OF BRIDGETON, INC.
221.	RENEX DIALYSIS CLINIC OF CREVE COEUR, INC.
222.	RENEX DIALYSIS CLINIC OF MAPLEWOOD, INC.
223.	RENEX DIALYSIS CLINIC OF ORANGE, INC.
224.	RENEX DIALYSIS CLINIC OF PITTSBURGH, INC.
225.	RENEX DIALYSIS CLINIC OF SOUTH GEORGIA, INC.
226.	RENEX DIALYSIS CLINIC OF ST. LOUIS, INC.
227.	RENEX DIALYSIS CLINIC OF TAMPA, INC.
228.	RENEX DIALYSIS CLINIC OF UNIVERSITY CITY, INC.
229.	RENEX DIALYSIS CLINIC OF WOODBURY, INC.
230.	RENEX DIALYSIS FACILITIES, INC.
231.	SAINT LOUIS RENAL CARE, LLC
232.	SAN DIEGO DIALYSIS SERVICES, INC.
233.	SANTA BARBARA COMMUNITY DIALYSIS CENTER, INC.
234.	SMYRNA DIALYSIS CENTER, LLC
235.	SSKG, INC.
236.	ST. LOUIS REGIONAL DIALYSIS CENTER, INC.
237.	STAT DIALYSIS CORPORATION
238.	STONE MOUNTAIN DIALYSIS CENTER, LLC
239.	STUTTGART DIALYSIS, LLC
240.	TAPPAHANNOCK DIALYSIS CENTER, INC.
241.	TERRELL DIALYSIS CENTER, L.L.C.
242.	WARRENTON DIALYSIS FACILITY, INC.
243.	WEST END DIALYSIS CENTER, INC.
244.	WSKC DIALYSIS SERVICES, INC.

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

(each an “Existing Transferring Affiliate”)

By:
Name:
Title:

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

FRESENIUS MEDICAL CARE VENTURES HOLDING COMPANY, INC.
BIO-MEDICAL APPLICATIONS OF CAPITOL HILL, INC.
BIO-MEDICAL APPLICATIONS OF OAKLAND, INC.
BIO-MEDICAL APPLICATIONS OF UKIAH, INC.
BIO-MEDICAL APPLICATIONS OF WOONSOCKET, INC.
EVEREST HEALTHCARE TEXAS HOLDING CORP.
FRESENIUS MEDICAL CARE APHERESIS SERVICES, LLC
FRESENIUS MEDICAL CARE HEALTHCARE RECRUITMENT, LLC
FRESENIUS MEDICAL CARE OF NEBRASKA, LLC
FRESENIUS MEDICAL CARE PSO, LLC
HOME DIALYSIS OF AMERICA, INC.
NATIONAL NEPHROLOGY ASSOCIATES
MANAGEMENT COMPANY OF TEXAS,
NMC SERVICES, INC.
NNA OF NEVADA, INC.
NNA MANAGEMENT COMPANY OF KENTUCKY, INC.
NNA MANAGEMENT COMPANY OF LOUISIANA, INC.
NORTH BUCKNER DIALYSIS CENTER, INC.
NRA-BAY CITY, TEXAS, LLC
QUALICENTERS, INC.
RAI CARE CENTERS OF TENNESSEE, LLC
RCG MEMPHIS, LLC
RENAL CARE GROUP MICHIGAN, INC.
RENAL CARE GROUP OHIO, INC.
RENAL CARE GROUP SOUTHWEST HOLDINGS, INC.
RENEX CORP.
RENEX DIALYSIS CLINIC OF PHILADELPHIA, INC.
WHARTON DIALYSIS, INC.

(each, an “Existing Transferring Affiliate” and a “Terminated Transferring Affiliate”)

By:
Name:
Title:

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

NATIONAL MEDICAL CARE, INC.

By:
Name:
Title:

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

Exhibit 5

to Amendment

EXHIBIT J

to

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

LIST OF TRANSFERRING AFFILIATES, CHIEF EXECUTIVE

OFFICES OF TRANSFERRING AFFILIATES AND TRADENAMES

SECTIONS 2.7(b), 3.1(i) and 3.1(k)(iv)

1	Apheresis Care Group, Inc.
2	Bio-Medical Applications Management Company, Inc.
3	Bio-Medical Applications of Alabama, Inc.
4	Bio-Medical Applications of Amarillo, Inc.
5	Bio-Medical Applications of Anacostia, Inc.
6	Bio-Medical Applications of Aquadilla, Inc.
7	Bio-Medical Applications of Arecibo, Inc.
8	Bio-Medical Applications of Arkansas, Inc.
9	Bio-Medical Applications of Bayamon, Inc.
10	Bio-Medical Applications of Blue Springs, Inc.
11	Bio-Medical Applications of Caguas, Inc.
12	Bio-Medical Applications of California, Inc.
13	Bio-Medical Applications of Camarillo, Inc.
14	Bio-Medical Applications of Carolina, Inc.
15	Bio-Medical Applications of Clinton, Inc.
16	Bio-Medical Applications of Columbia Heights, Inc.
17	Bio-Medical Applications of Connecticut, Inc.
18	Bio-Medical Applications of Delaware, Inc.
19	Bio-Medical Applications of Dover, Inc.
20	Bio-Medical Applications of Eureka, Inc.
21	Bio-Medical Applications of Fayetteville, Inc.
22	Bio-Medical Applications of Florida, Inc.
23	Bio-Medical Applications of Fremont, Inc.
24	Bio-Medical Applications of Fresno, Inc.
25	Bio-Medical Applications of Georgia, Inc.
26	Bio-Medical Applications of Guayama, Inc.
27	Bio-Medical Applications of Humacao, Inc.
28	Bio-Medical Applications of Illinois, Inc.
29	Bio-Medical Applications of Indiana, Inc.

30	Bio-Medical Applications of Kansas, Inc.
31	Bio-Medical Applications of Kentucky, Inc.
32	Bio-Medical Applications of Los Gatos, Inc.
33	Bio-Medical Applications of Louisiana, LLC
34	Bio-Medical Applications of Maine, Inc.
35	Bio-Medical Applications of Manchester, Inc.
36	Bio-Medical Applications of Maryland, Inc.
37	Bio-Medical Applications of Massachusetts, Inc.
38	Bio-Medical Applications of Mayaguez, Inc.
39	Bio-Medical Applications of Michigan, Inc.
40	Bio-Medical Applications of Minnesota, Inc.
41	Bio-Medical Applications of Mississippi, Inc.
42	Bio-Medical Applications of Missouri, Inc.
43	Bio-Medical Applications of New Hampshire, Inc.
44	Bio-Medical Applications of New Jersey, Inc.
45	Bio-Medical Applications of New Mexico, Inc.
46	Bio-Medical Applications of North Carolina, Inc.
47	Bio-Medical Applications of Northeast D.C., Inc.
48	Bio-Medical Applications of Ohio, Inc.
49	Bio-Medical Applications of Oklahoma, Inc.
50	Bio-Medical Applications of Pennsylvania, Inc.
51	Bio-Medical Applications of Ponce, Inc.
52	Bio-Medical Applications of Puerto Rico, Inc.
53	Bio-Medical Applications of Rhode Island, Inc.
54	Bio-Medical Applications of Rio Piedras, Inc.
55	Bio-Medical Applications of San German, Inc.
56	Bio-Medical Applications of San Juan, Inc.
57	Bio-Medical Applications of South Carolina, Inc.
58	Bio-Medical Applications of Southeast Washington, Inc.
59	Bio-Medical Applications of Tennessee, Inc.
60	Bio-Medical Applications of Texas, Inc.
61	Bio-Medical Applications of the District of Columbia, Inc.
62	Bio-Medical Applications of Virginia, Inc.
63	Bio-Medical Applications of West Virginia, Inc.
64	Bio-Medical Applications of Wisconsin, Inc.
65	Bio-Medical Applications of Wyoming, LLC
66	Brevard County Dialysis, LLC
67	Clayton County Dialysis, LLC
68	Clermont Dialysis Center, LLC
69	College Park Dialysis, LLC

70	Columbus Area Renal Alliance, LLC
71	Conejo Valley Dialysis, Inc.
72	Dialysis America Georgia, LLC
73	Dialysis Associates of Northern New Jersey, L.L.C.
74	Dialysis Centers of America - Illinois, Inc.
75	Dialysis Management Corporation
76	Dialysis Services of Atlanta, Inc.
77	Dialysis Services of Cincinnati, Inc.
78	Dialysis Specialists of Marietta, Ltd.
79	Dialysis Specialists of Topeka, Inc.
80	Douglas County Dialysis, LLC
81	Du Page Dialysis, Ltd.
82	Everest Healthcare Holdings, Inc.
83	Everest Healthcare Indiana, Inc.
84	Everest Healthcare Ohio, Inc.
85	Everest Healthcare Rhode Island, Inc.
86	Everest Healthcare Texas, L.P.
87	FMS Delaware Dialysis, LLC
88	FMS Philadelphia Dialysis, LLC
89	Fondren Dialysis Clinic, Inc.
90	Fort Scott Regional Dialysis Center, Inc.
91	Four State Regional Dialysis Center, Inc.
92	Fresenius Kidney Care Pittsburgh, LLC
93	Fresenius Management Services, Inc.
94	Fresenius Medical Care - South Texas Kidney, LLC
95	Fresenius Medical Care Capital City, LLC
96	Fresenius Medical Care Dialysis Services - Oregon, LLC
97	Fresenius Medical Care Dialysis Services Colorado LLC
98	Fresenius Medical Care Harston Hall, LLC
99	Fresenius Medical Care Holdings, Inc.
100	Fresenius Medical Care of Illinois, LLC
101	Fresenius Medical Care of Montana, LLC
102	Fresenius Medical Care Ventures, LLC
103	Fresenius Medical Care West Bexar, LLC
104	Fresenius Medical Care-OSUIM Kidney Centers, LLC
105	Fresenius USA Manufacturing, Inc.
106	Fresenius USA Marketing, Inc.
107	Fresenius USA, Inc.
108	Gulf Region Mobile Dialysis, Inc.
109	Haemo-Stat, Inc.

110	Hauppauge Dialysis Center, LLC
111	Henry Dialysis Center, LLC
112	Holton Dialysis Clinic, LLC
113	Home Dialysis of Muhlenberg County, Inc.
114	Homestead Artificial Kidney Center, Inc.
115	Inland Northwest Renal Care Group, LLC
116	Jefferson County Dialysis, Inc.
117	KDCO, Inc.
118	Kentucky Renal Care Group, LLC
119	Little Rock Dialysis, Inc.
120	Maumee Dialysis Services, LLC
121	Metro Dialysis Center - Normandy, Inc.
122	Metro Dialysis Center - North, Inc.
123	National Medical Care, Inc.
124	National Nephrology Associates of Texas, L.P.
125	New York Dialysis Services, Inc.
126	NNA of Alabama, Inc.
127	NNA of East Orange, L.L.C.
128	NNA of Georgia, Inc.
129	NNA of Harrison, L.L.C.
130	NNA of Louisiana, LLC
131	NNA of Oklahoma, Inc.
132	NNA of Oklahoma, L.L.C.
133	NNA of Rhode Island, Inc.
134	NNA of Toledo, Inc.
135	NNA-Saint Barnabas, L.L.C.
136	NNA-Saint Barnabas-Livingston, L.L.C.
138	Northeast Alabama Kidney Clinic, Inc.
138	Northern New Jersey Dialysis, L.L.C.
139	NRA-Ada, Oklahoma, LLC
140	NRA-Augusta, Georgia, LLC
141	NRA-Bamberg, South Carolina, LLC
142	NRA-Crossville, Tennessee, LLC
143	NRA-Farmington, Missouri, LLC
144	NRA-Georgetown, Kentucky, LLC
145	NRA-Hogansville, Georgia, LLC
146	NRA-Holly Hill, South Carolina, LLC
147	NRA-Hollywood, South Carolina, LLC
148	NRA-Inpatient Dialysis, LLC
149	NRA-LaGrange, Georgia, LLC
150	NRA-Mt. Pleasant, South Carolina, LLC

151	NRA-New Castle, Indiana, LLC
152	NRA-Newnan Acquisition, LLC
153	NRA-North Augusta, South Carolina, LLC
154	NRA-Orangeburg, South Carolina, LLC
155	NRA-Palmetto, Georgia, LLC
156	NRA-Princeton, Kentucky, LLC
157	NRA-Roanoke, Alabama, LLC
158	NRA-South City, Missouri, LLC
159	NRA-St. Louis (Home Therapy Center), Missouri, LLC
160	NRA-St. Louis, Missouri, LLC
161	NRA-Talladega, Alabama, LLC
162	NRA-Valdosta (North), Georgia, LLC
163	NRA-Valdosta, Georgia, LLC
165	NRA-Varnville, South Carolina, LLC
165	NRA-Washington County, Missouri, LLC
166	NRA-Winchester, Indiana, LLC
167	Physicians Dialysis Company, Inc.
168	QualiCenters Albany, Ltd.
169	QualiCenters Bend, LLC
170	QualiCenters Coos Bay, Ltd.
171	QualiCenters Eugene-Springfield Ltd.
172	QualiCenters Inland Northwest LLC
173	QualiCenters Pueblo LLC
174	QualiCenters Salem, LLC
175	QualiCenters Sioux City LLC
176	RAI Care Centers of Alabama, LLC
177	RAI Care Centers of Florida I, LLC
178	RAI Care Centers of Florida II, LLC
179	RAI Care Centers of Georgia I, LLC
180	RAI Care Centers of Illinois I, LLC
181	RAI Care Centers of Illinois II, LLC
182	RAI Care Centers of Maryland I, LLC
183	RAI Care Centers of Michigan I, LLC
184	RAI Care Centers of Michigan II, LLC
185	RAI Care Centers of Nebraska II, LLC
186	RAI Care Centers of North Carolina II, LLC
187	RAI Care Centers of Northern California I, LLC
188	RAI Care Centers of Northern California II, LLC
189	RAI Care Centers of Oakland II, LLC
190	RAI Care Centers of South Carolina I, LLC
191	RAI Care Centers of Southern California I, LLC

192	RAI Care Centers of Southern California II, LLC
193	RAI Care Centers of Virginia I, LLC
194	RCG Bloomington, LLC
195	RCG East Texas, LLP
196	RCG Indiana, L.L.C.
197	RCG Irving, LLP
198	RCG Martin, LLC
199	RCG Memphis East, LLC
200	RCG Mississippi, Inc.
201	RCG Pensacola, LLC
202	RCG Robstown, LLP
203	RCG University Division, Inc.
205	Renal Care Group, Inc.
205	Renal Care Group Alaska, Inc.
206	Renal Care Group East, Inc.
207	Renal Care Group Maplewood, LLC
208	Renal Care Group Northwest, Inc.
209	Renal Care Group of the Midwest, Inc.
210	Renal Care Group of the Ozarks, LLC
211	Renal Care Group of the Rockies, LLC
212	Renal Care Group of the South, Inc.
213	Renal Care Group of the Southeast, Inc.
214	Renal Care Group South New Mexico, LLC
215	Renal Care Group Southwest Michigan, LLC
216	Renal Care Group Southwest, L.P.
217	Renal Care Group Terre Haute, LLC
218	Renal Care Group Texas, Inc.
219	Renal Care Group Toledo, LLC
220	Renal Care Group-Harlingen, L.P.
222	RenalPartners, Inc.
222	Renex Dialysis Clinic of Bloomfield, Inc.
223	Renex Dialysis Clinic of Bridgeton, Inc.
224	Renex Dialysis Clinic of Creve Coeur, Inc.
225	Renex Dialysis Clinic of Maplewood, Inc.
226	Renex Dialysis Clinic of Orange, Inc.
227	Renex Dialysis Clinic of Pittsburgh, Inc.
228	Renex Dialysis Clinic of South Georgia, Inc.
229	Renex Dialysis Clinic of St. Louis, Inc.
230	Renex Dialysis Clinic of Tampa, Inc.
231	Renex Dialysis Clinic of University City, Inc.
232	Renex Dialysis Clinic of Woodbury, Inc.

233	Renex Dialysis Facilities, Inc.
234	Saint Louis Renal Care, LLC
235	San Diego Dialysis Services, Inc.
236	Santa Barbara Community Dialysis Center, Inc.
237	Smyrna Dialysis Center, LLC
238	SSKG, Inc.
239	St. Louis Regional Dialysis Center, Inc.
240	STAT Dialysis Corporation
241	Stone Mountain Dialysis Center, LLC
242	Stuttgart Dialysis, LLC
243	Tappahannock Dialysis Center, Inc.
244	Terrell Dialysis Center, L.L.C.
245	Warrenton Dialysis Facility, Inc.
246	West End Dialysis Center, Inc.
247	WSKC Dialysis Services, Inc.

3.1(i) Place of Business: For each Transferring Affiliate, the principal place of business, chief executive office, and the offices where each Transferring Affiliate keeps substantially all its Records is 920 Winter Street, Waltham, MA 02451 and such other locations listed in Exhibit G.

3.1(k)(iv)	Tradenames:	Renal Care Group	Fresenius Renal Technologies
		National Nephrology Associates	Fresenius Renal Therapies
		TruBlu Logistics (FUSA Mfg)	Fresenius Kidney Care
		Fresenius Renal Pharmaceuticals	Fresenius USA

Merger:

On September 25, 2018, American Access Care of Bucks County, LLC, American Access Care of Pittsburgh, LLC, Gynesis Healthcare of Pennsylvania, Inc. and PD Solutions of Pennsylvania, merged into Physicians Dialysis Company, Inc.

On September 25, 2018, Mercy Dialysis Center, Inc. merged into Bio-Medical Applications of Wisconsin, Inc.